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                                                                   EXHIBIT 99.1

N E W S    R E L E A S E



Federal Screw Works reports net earnings for the fiscal year ended June 30 , 2004, of $1,249,000, or $.87 per share, on sales of $90,658,000. For the year ended June 30, 2003, the Company reported net earnings of $3,303,000, or $2.22 per share, on sales of $95,378,000. Net earnings for the fourth quarter ended June 30, 2004, were $603,000, or $.42 per share, on sales of $24,058,000. Net earnings for the fourth quarter ended June 30, 2003, were $1,812,000, or $1.22 per share, on sales of $24,062,000.

The Board of Directors has declared a regular quarterly cash dividend of $.10 per share, payable October 1, 2004, to shareholders of record September 3, 2004.




AUGUST 18, 2004


Contact:
W. T. ZurSchmiede, Jr.
Chairman and CFO
586-443-4152